www.WorkstreamInc.com

News Release

January 21, 2011

Workstream Adds Hiring Tax Credit and Incentives Management Solutions:

Incentives Advisors, LLC of Phoenix Arizona is Combined with Workstream

MAITLAND, FL…. Jan 21, 2011 (GLOBE NEWSWIRE) -- Workstream (OTCBB:WSTM - News), a leading provider of human capital management software and services,  announced  today that it has acquired Incentives Advisors, LLC of Phoenix, Arizona.   This combination adds solutions for obtaining hiring tax credits, training grants and other incentives to the Workstream offering.  Incentives Advisors specializes in managing the process of procuring employment-related tax credits and incentives for employers.

In announcing the acquisition, John Long, CEO of Workstream, noted:  “Incentives Advisors is a growing company with the most advanced technology available to manage tax credits and incentives programs for employers.  Adding the Incentives Advisors service to Workstream is an exciting step in our plans to make Workstream a premier supplier of software solutions and essential services for human resource managers.”

William Becker and Shaung Liu, co-founders of Incentives Advisors, will remain with the company and continue to drive its growth.  The business will continue to be based in Phoenix.  Commenting on the combination with Workstream, Becker stated:  “We believe in the strategy of Workstream and embrace the opportunity to join forces with this exciting company to offer a wider set of tools and solutions.  It is a case of bringing added value to employers as we grow together.”

Long added:  “We have a shared vision with the Incentives Advisors management team and staff.  Today, HR departments are lean and seek to have relationships with select vendors that deliver meaningful solutions to help meet their goals.  This is often a mixture of technology solutions and critical services.”

Commenting on the market opportunity, Becker said, “Each year, billions of dollars in Federal and state tax credits and incentives are available to qualifying employers.  The process to apply for and claim these credits is complex and time-consuming.  Incentives Advisors automates and simplifies the process of obtaining credits and incentives for employers using proprietary technology that is fast and easy to implement.  For some companies that pursue these tax credits, it represents millions of dollars in benefits and has a meaningful impact on financial results.   Importantly, the programs help certain groups of people gain employment and receive training that otherwise might not have been available.    Both employers and employees win.”

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About Incentives Advisors, LLC:  Based in Tempe, Arizona, Incentives Advisors is a leading supplier of services to manage hiring tax credits, incentives and grants for employers across the country.   More information is available at http://www.incentivesadvisors.com.

About Workstream: Workstream provides a variety of solutions for recruitment, compensation planning, performance management, and talent management solutions and services that help companies manage the employee lifecycle.   Workstream's Talent Center enables employers to align their talent strategy with their business strategy.  Solutions are offered as Software as a Service (SaaS.)

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the current expectations or beliefs of Workstream's management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: inability to grow our client base and revenue because of the number of competitors and the variety of sources of competition we face; client attrition; inability to identify or complete the acquisition of quality target businesses; inability to integrate acquired businesses; inability to offer services that are superior and cost effective when compared to the services being offered by our competitors; inability to further identify, develop and achieve success for new products, services and technologies; increased competition and its effect on pricing, spending, third-party relationships and revenues; as well as the inability to enter into successful strategic relationships and other risks detailed from time to time in filings with the Securities and Exchange Commission, including but not limited to those set forth under “Risk Factors” in Workstream’s annual report on Form 10-K.  The forward-looking statements herein reflect the company's expectations as at the date of this press release and are subject to change after this date.

Workstream Inc.

485 N. Keller Road, Suite 500
Maitland, FL 32751

For more information:    Ezra Schneier
Ezra.Schneier@workstreaminc.com
Tel: 407-475-5500  Ext. 709
Mobile: 267-980-6095
www.workstreaminc.com

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